As filed with the Securities and Exchange Commission on October 9, 2014
Registration No. 333-25979

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT NO. 333-25979

UNDER THE SECURITIES ACT OF 1933

ORBIT INTERNATIONAL CORP.
(exact name of Registrant as specified in its charter)

Delaware	11-1826363
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

80 Cabot Court, Hauppauge, New York 11788
(Address of Principal Executive Offices including Zip Code)

Orbit International Corp. 1995 Employee Stock Option Plan
Orbit International Corp. 1995 Stock Option Plan for Non-Employee Directors
(Full title of the plan)

Mitchell Binder
Chief Executive Officer
Orbit International Corp.
80 Cabot Court, Hauppauge, New York 11788
(631) 435-8300
(Name and address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:
Irvin I. Brum, Esq.
Ron Ben-Bassat, Esq.
Ruskin Moscou Faltischek, P.C.
1425 RXR Plaza, East Tower, 15th Floor
Uniondale, New York 11556
(516) 663-6600
(516) 663-6643 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment relates to the following Registration Statement on Form S-8 of Orbit International Corp. (the “Company”):

Registration No. 333-25979 pertaining to the registration of 1,650,000 shares of common stock, par value $0.10 per share, of the Company, which was filed with the United States Securities and Exchange Commission and became effective on April 28, 1997 (the “Registration Statement”). In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, New York, on October 9, 2014.

ORBIT INTERNATIONAL CORP.

By:	/s/ Mitchell Binder
Mitchell Binder
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mitchell Binder	President, Chief Executive Officer and Director	October 9, 2014
Mitchell Binder	(Principal Executive Officer)

/s/ David Goldman	Chief Financial Officer and Treasurer	October 9, 2014
David Goldman	(Principal Financial & Accounting Officer)

/s/ Wayne Cadwallader	Director	October 9, 2014
Wayne Cadwallader

/s/ Fredric Gruder	Director	October 9, 2014
Fredric Gruder

/s/ Bernard Karcinell	Director	October 9, 2014
Bernard Karcinell

/s/ Sohail Malad	Director	October 9, 2014
Sohail Malad

/s/ Lawrence Rainville	Director	October 9, 2014
Lawrence Rainville